UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 19, 2010

CHINA ARMCO METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34631	26-0491904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Waters Park Drive, Suite 98, San Mateo, CA	94403
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 212-7620

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders (the Annual Meeting”) of the Company was held on July 19, 2010 at the Crowne Plaza Hotel, 1221 Chess Drive, Foster City, California 94404.

(b)	The following directors were elected at the Annual Meeting to hold office until the annual meeting of shareholders for fiscal year end 2010 and until their successors are elected and qualified:

Kexuan Yao
Weigang Zhao
Tao (“Tom”) Pang
Heping Ma
William Thomson

In addition, the shareholders ratified the selection of Li & Company, PC as the Company’s independent auditor for fiscal 2010. The voting results were as follows:

1.	The vote on the election of directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified was as follows:

	Votes Cast
	For	Against	Withheld	Broker Non-Votes
Kexuan Yao	6,478,420	276,334	0	0
Weigang Zhao	6,473,464	251,290	0	0
Tao (“Tom”) Pang	6,473,064	251,690	0	0
Heping Ma	6,473,064	281,690	0	0
William Thomson	6,477,420	276,334	0	0

2.	The vote on the ratification of the appointment of Li & Company, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2010 was as follows:

	Votes Cast
For	Against	Abstain	Broker Non-Votes
6,701,539	22,244	346	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ARMCO METALS, INC.

Date: July 23, 2010	By: /s/ Kexuan Yao
Kexuan Yao, CEO and Chairman of the Board